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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Form 8-K/A No. 1 and the incorporation by reference in the registration statements of CenterPoint Properties Trust on Form S-3 (File Nos. 33-95792, 33-99858, 333-18235 and 333-49359), Form S-8/S-3 (File
Nos. 333-05087 and 333-34687) and Form S-8 (File No. 333-05141 and 333-62887) of
our report dated July 9, 1999, on our audit of the combined statement of revenues and certain expenses for The CM Realty Properties for the year ended December 31, 1998.



Chicago, Illinois                                    PricewaterhouseCoopers LLP
August 16, 1999